UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BIGBEAR.AI HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Dear Fellow Stockholders,
We are pleased to invite you to attend the Annual Meeting of Stockholders of BigBear.ai Holdings, Inc. (“BigBear.ai,” the “Company,” “we,” “us,” or, when used in the possessive form, “our”) to be held on Monday, June 2, 2025, at 12:00 p.m. Eastern Time (the “Annual Meeting”).
This year’s Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the meeting online by visiting https://www.cstproxy.com/bigbearai/2025. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 12-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
3.to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors (the “Board”) has set the record date as April 28, 2025. Only stockholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at the meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
/s/ Peter Cannito
Chair of the Board

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NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS
The 2025 annual meeting of stockholders of BigBear.ai Holdings, Inc. will be conducted virtually, via live audio webcast, at https://www.cstproxy.com/bigbearai/2025 on Monday, June 2, 2025, at 12:00 p.m. Eastern Time for the following purposes:
1.to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
3.to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Stockholders of record as of the close of business on April 28, 2025 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to June 2, 2025, at 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102 and, on the date of the meeting, on the virtual platform for the Annual Meeting at https://www.cstproxy.com/bigbearai/2025.
The proxy statement is first being delivered on or about April 28, 2025 to the Company’s stockholders.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 2, 2025: This proxy statement, our 2024 Annual Report on Form 10-K, and the proxy card are available at https://www.cstproxy.com/bigbearai/2025.

If your shares are held through a bank, broker or other holder of record, please follow the instructions you received from such bank, broker or other holder of record for your shares to be voted.

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor, Sodali & Co., at: (800) 662-5200 (toll-free) or +1 (203) 658-9400 (outside of North America) or by email at BBAI@info.morrowsodali.com.

By Order of the Board of Directors,
/s/ Carolyn Blankenship
Carolyn Blankenship
General Counsel and Secretary

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COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why did I receive these materials?
The Board is soliciting your proxy to vote at our 2025 Annual Meeting of Stockholders (“Annual Meeting”) or at any adjournment or postponement thereof. Stockholders who own shares of our common stock as of the record date, April 28, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, please contact the company by mail to 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102, Attn: General Counsel and Secretary. A number of brokerage firms have instituted householding and have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q: Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of April 28, 2025, the Company had 291,188,805 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:
1.the election of Sean Battle, Paul Fulchino, and Dorothy D. Hayes as Class I directors to serve on the Board until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
3.any other business as may properly come before the meeting or any adjournment or postponement thereof.

Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.FOR the election of Sean Battle, Paul Fulchino, and Dorothy D. Hayes as Class I

directors; and
2.FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Q: How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at https://www.cstproxy.com/bigbearai/2025. You will need to log in by entering your unique 12-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.By Internet: You can vote over the Internet at www.cstproxyvote.com by following the instructions on the proxy card and the website; or
2.By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Proxies submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 1, 2025.
Q: Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.cstproxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.cstproxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.via the Internet at www.cstproxyvote.com;
2.by signing and returning a new proxy card; or
3.by voting at the virtual Annual Meeting.

Q: How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at https://www.cstproxy.com/bigbearai/2025 and entering your 12-digit control number. This number is included in your proxy card.
If you are a stockholder as of the Record Date and have logged in using your 12-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at https://www.cstproxy.com/bigbearai/2025 for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 12-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote during the meeting.
Q: What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 11:45 a.m. Eastern Time through the end of the Annual Meeting.
Q: Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.
Q: How many shares must be present to transact business at the Annual Meeting?

A quorum of our shareholders must be present at the Annual Meeting for any business to be conducted. Under our Bylaws, the holders of record of one-third (33.33%) of the voting power of the issued and outstanding capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. If you authorize a proxy to vote electronically or you sign and return a paper proxy or voting instruction form, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote or fail to vote on a particular item of business. Abstentions and “broker non-votes” will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. If you are a beneficial shareholder, your bank or broker is not permitted to vote your shares on this proposal if voting instructions are not received from you (this is commonly referred to as a “broker non-vote”). Broker non-votes are not considered votes cast and, therefore, will not impact the election of the nominees.
PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 2 - Ratification of Independent Registered Public Accounting Firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. There will be no broker non-votes with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2026 Annual Meeting of Stockholders?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s Annual Meeting of Stockholders to be held in 2026, must be received by the Company’s Secretary at our principal executive offices at 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102 no later than December 30, 2025. Shareholders wishing to make a director nomination or bring a proposal before the 2026 Annual Meeting of Stockholders (other than pursuant to Rule 14a-8) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices at the address set forth above no later than the close of business on March 4, 2026 and not earlier than the close of business on February 2, 2026, assuming the Company does not change the date of the 2026 Annual Meeting of Stockholders by more than 30 days before or more than 70 days after the anniversary of the 2025 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws (“Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices at the address set forth above.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees, other than the Board's nominees, must also provide written notice to the Secretary that sets forth the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices, no later than March 4, 2026.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of eight directors. Our Certificate of Incorporation (“Charter”) provides that the number of directors may be changed only by approval of 66 2/3% of the directors present at a meeting at which a quorum is present. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each Annual Meeting of Stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of April 28, 2025, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated

Sean Battle	I	55	Director	2021	2025	2028
Paul Fulchino	I	78	Director	2021	2025	2028
Dorothy D. Hayes	I	74	Director	2021	2025	2028
Kevin McAleenan	II	53	Chief Executive Officer, Director	2025	2026
Pamela Braden	II	67	Director	2021	2026
Peter Cannito	III	52	Chairman of the Board	2021	2027
Jeffrey Hart	III	35	Director	2021	2027
Kirk Konert	III	38	Director	2021	2027

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in defense, technology, and artificial intelligence. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee will consider individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. Currently, of the eight directors on our Board, three are women and one is racially/ethnically diverse. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Conduct and Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and the regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Investor Rights Agreement (as defined and discussed below), our Class I directors will serve until this Annual Meeting, our Class II directors will serve until the Annual Meeting of Stockholders to be held in 2026, and our Class III directors will serve until the Annual Meeting of Stockholders to be held in 2027. In addition, our Charter provides that at any time when Partners and their Permitted Transferees (each as defined in the Investor Rights Agreement (defined below)), beneficially own, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. However, in any other circumstances our directors may be removed with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together in a single class.
Investor Rights Agreement
Pursuant to the Amended & Restated Investor Rights Agreement dated as of December 6, 2021, by and among the GigCapital4, Inc. a Delaware corporation and predecessor to the Corporation ("GigCapital4"), AE BBAI Aggregator, LP, a Delaware limited partnership (“AE Aggregator”), BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Ultimate,” together with AE Aggregator and any of their Permitted Transferees (as defined therein) that have executed a joinder to the Investor Rights Agreement, the “Partners” and each a “Partner”), GigAcquisitions4, LLC, a Delaware limited liability company (“Sponsor”), and any other parties thereto from time to time (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Investor Rights Agreement”)), and the provisions set forth below about each such right subject to ownership of certain beneficial ownership of our common stock, as of the date of this proxy statement, of the eight directors on our Board (i) seven of such directors are nominated by the Partners , and (ii) one of such directors are nominated mutually by the Partners and the Sponsor and required to satisfy all applicable independence requirements.

The Partners’ right to nominate directors to our Board is subject to its beneficial ownership of specified proportions of our common stock, par value $0.0001 per share (“Common Stock”) beneficially owned by the Partners on the closing date of the business combination with GigCapital4 (“Closing Date”). If the Partners own beneficially: (i) 50% or greater of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate seven directors; (ii) less than 50% but greater than or equal to 40% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate six directors; (iii) less than 40% but greater than or equal to 30% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate five directors; (iv) less than 30% but greater than or equal to 20% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate four directors; (v) less than 20% but greater than or equal to 10% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate three directors; (vi) less than 10% but greater than or equal to 5% of such shares of Common Stock beneficially owned by the Partner on the Closing Date, they have the right to nominate two directors; (vii) less than 5% but greater than 0% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have the right to nominate one director; and (viii) 0% of such shares of Common Stock beneficially owned by the Partners on the Closing Date, they have no right to nominate any directors pursuant to the Investor Rights Agreement. The Partners currently have no right to nominate any directors pursuant to the Investor Rights Agreement because they no longer own any shares of Common Stock.

The Sponsor’s right to nominate directors to our Board is subject to the Sponsor's (and its permitted transferees') beneficial ownership of specified proportions of Common Stock beneficially owned by the Sponsor and such permitted transferees on the Closing Date. If the Sponsor (or its permitted transferees) owns beneficially: (i) 50% or greater of such shares of Common Stock beneficially owned by the Sponsor (and its permitted transferees) on the Closing Date, it has the right to nominate three directors; (ii) less than 50% but greater than or equal to 25% of such shares of Common Stock beneficially owned by the Sponsor (and its permitted transferees) on the Closing Date, it has the right to nominate two directors; (iii) less than 25% but greater than 0% of such shares of Common Stock beneficially owned by the Sponsor on the Closing Date, it has the right to nominate one director; and (iv) 0% of such shares of Common Stock, it has no right to nominate any directors pursuant to the Investor Rights Agreement. The Sponsor currently has no right to nominate any directors pursuant to the Investor Rights Agreement because it no longer owns any shares of Common Stock.

Stockholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider stockholder nominations for membership on the Board. For the 2026 Annual Meeting of Stockholders, nominations may be submitted to 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102, Attention: General Counsel and Secretary, and such nominations will then be forwarded to the Chair of the Nominating and Corporate Governance Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on March 4, 2026 and not earlier than the close of business on February 2, 2026. Recommendations must also include certain other procedural requirements as specified in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the requirements set forth in Rule 14a-9 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees, other than the Board's nominees, must also provide written notice to the Secretary that sets forth the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices, no later than March 4, 2026.
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter, and the same process will be used for all candidates, including candidates recommended by stockholders.
Our Corporate Governance Guidelines are available under the Governance Documents heading, on the Corporate Governance page of our website at https://ir.bigbear.ai/corporate-governance. Our website is not part of this notice and proxy statement.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age *	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Sean Battle	I	55	Director	2021	2025	2028
Paul Fulchino	I	78	Director	2021	2025	2028
Dorothy D. Hayes	I	74	Director	2021	2025	2028
__________________
* Ages as of April 28, 2025
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our stockholders. Each nominee has also consented to be named in this Proxy Statement and has agreed to serve if elected. If, before the Annual Meeting, any nominee becomes unable to serve or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Director Nominees to Serve for a Three-Year Term Expiring at the 2028 Annual Meeting

Sean Battle. Mr. Battle has served as a member of our Board since December 2021 and served as our Chief Strategy Officer from December 2020 to December 2021. Mr. Battle has over 30 years of distinguished experience in the Intelligence Community (IC) and the Department of Defense. Mr. Battle began his career as a Signals Analyst in the U.S. Air Force. Before co-founding PCI Strategic Management, LLC (PCI), Mr. Battle served as a Civilian Executive with the National Security Agency, where he was responsible for the End User Computing Portfolio for the Agency. Mr. Battle was responsible for developing and executing a technology modernization plan for all Agency employees in this role. As the former Chief Strategy Officer of BigBear, Mr. Battle was responsible for leading integration, marketing and communications, facilitating mergers and acquisitions, strategic partnerships, and licensing opportunities consistent with enterprise strategy, goals, and objectives. Mr. Battle joined BigBear.ai in 2021 upon the merger of NuWave Solutions and PCI. Previously, Mr. Battle was Co-Founder and Chief Executive Officer of PCI. As the Chief Executive Officer of PCI, Mr. Battle leveraged his extensive management and leadership experience to develop and execute PCI’s strategic plans, contract management, and business development. Under Mr. Battle’s leadership, PCI won four Prime contracts, expanded to 14 states, and has repeatedly been recognized as one of the best places to work both in the Mid-Atlantic and nationally. In a very competitive market, Mr. Battle’s strategic planning and leadership were crucial in guiding PCI from its infancy as a small business to a major player in the full and open marketplace. Mr. Battle holds a J.D. from the University of Maryland, Baltimore, School of Law and a B.S. in Business Administration from Hawaii Pacific University. Mr. Battle has been a member of the Maryland Bar for 18 years and is active in the Armed Forces Communication Electronics Association (AFCEA) and the Fort Meade Alliance (FMA). We believe that Mr. Battle is qualified to serve on our Board because of his extensive technology and data analytics experience, particularly working with various defense and intelligence agencies within the U.S. government.
Paul Fulchino. Mr. Fulchino has served as a member of our Board since December 2021. Mr. Fulchino has served as Operating Partner of AE Industrial Partners, LLC since June 2015. In addition, Mr. Fulchino was the Chairman of AEI HorizonX Ventures between 2019 and 2023, where he served on the Executive Committee and the M&A Committee. Mr. Fulchino provides the Board with executive leadership and experience, strategic thinking and extensive knowledge and expertise regarding the commercial aviation industry, the Company’s customers and supply base, compensation and human resource matters, and mergers and acquisitions. Mr. Fulchino also brings valuable experience as a public company director, having served on the boards of multiple organizations, Spirit AeroSystems Holdings since 2006, Wesco Aircraft Holdings from 2008 to 2020, The Sports Authority, Inc. from 2000 to 2004, Medsource Technologies, Inc. from 2001 to 2005, and B/E Aerospace, Inc. from 1996 to 1999.
Prior to his current role, Mr. Fulchino served as a Senior Advisor to Boeing from April 2010 until December 2014. Prior to that, Mr. Fulchino held executive roles, including Chief Executive Officer, at Aviall, in which period Aviall became a wholly owned subsidiary of Boeing. Mr. Fulchino was also President and Chief Operating Officer of B/E Aerospace and President and Vice Chairman of Mercer Management Consulting. Mr. Fulchino received a bachelor’s degree in Mathematics from Boston College and an M.B.A. from Columbia Business School. Mr. Fulchino also attended the United States Military Academy at West Point. We believe that Mr. Fulchino’s extensive experience in mergers and acquisitions and the commercial aviation industry, as well as his executive leadership experience qualifies him to serve as a director on our Board.
Dorothy D. Hayes. Ms. Hayes has served as a member of our Board since December 2021. Ms. Hayes previously served on the board of directors and as Chair of both the Compensation Committee and Nominating and Corporate Governance Committee of GigCapital4, prior to its business combination with BigBear.ai in December 2021. Ms. Hayes also served on the board of directors and as Chair of the Audit Committee of GigCapital5 prior to its business combination with QT Imaging Holdings in March 2024. Ms. Hayes was appointed as a director of Intevac, Inc. in June 2019, where she served as the Chairwoman of the Audit Committee and a member of the Human Capital Committee until March 2025, when Intevac, Inc. was acquired by Seagate Technology Holdings plc. From 2003 until her retirement in 2008, Ms. Hayes served as Corporate Controller and Chief Accounting Officer and later as Chief Audit Executive at Intuit, a business and financial software company. From 1999 until 2003, Ms. Hayes served as Vice President, Corporate Controller and Chief Accounting Officer of Agilent Technologies, a public research, development and manufacturing company. From 1989 until 1999, Ms. Hayes served as Assistant Corporate Controller, financial executive of the Measurement Systems Organization and Chief Audit Executive of Hewlett Packard, a multinational information technology company. From 1980 until 1989, Ms. Hayes served in various management functions including Vice President, Corporate Controller of Apollo Computer, a computer hardware and software company. Ms. Hayes previously served on the Board of Directors at First Tech Federal Credit Union, a cooperative financial institution from 2011 until April 2024, including as Board Chair between 2016 until April 2022. Prior to its merger with First Tech Federal Credit Union, Ms. Hayes also served on the Board of Directors of Addison Avenue Federal Credit Union from 2002 until 2011. Ms. Hayes previously chaired the Audit Committee of the Vantagepoint Funds, a captive mutual fund series of ICMA Retirement Corporation, and the Audit Committee for Range Fuels, a privately held biofuels company. Ms. Hayes currently serves as a board member and chairs the finance committee of the non-profit CoGenerate (formerly Encore.org). Ms. Hayes holds an M.S. in Finance from Bentley University (1987), and received both an MS in Business Administration (1976) and a B.A. in Elementary Education (1972) from the University of Massachusetts, Amherst. Ms.

Hayes maintains the NACD Board Leadership Fellow credential and has been a several-time attendee at Stanford Directors College. Ms. Hayes participates actively in Women Corporate Directors (WCD), the National Association of Corporate Directors (NACD), and the Athena Alliance. Ms. Hayes is a Senior Fellow of the American Leadership Forum—Silicon Valley, was a recipient of the YWCA TWIN award (1986) and was named to AGENDA Magazine’s Diversity 100—Top Diverse Board Candidates (2010). We believe that Ms. Hayes is qualified to serve on our Board based on her business experience and her financial expertise.
Continuing Directors

Class II Directors (terms expiring in 2026)

Kevin McAleenan is the CEO of BigBear.ai, and serves on the company's Board of Directors. Before his promotion to CEO, Kevin served as President of BigBear.ai, where he led teams offering cutting-edge computer vision, simulation and modeling, and digital identity tools to support customers critical security and operational decisions. Kevin co-founded and led Pangiam as CEO and Chair of the Board until its acquisition by BigBear.ai, developing cutting edge biometric and AI products for security applications, for both government agencies and commercial customers.
Kevin brings experience from almost two decades of leadership in the U.S. Government to his role. He was the first career civil servant to be appointed and confirmed as Commissioner of U.S. Customs and Border Protection (CBP) in 2018, and he served most recently as Acting Secretary of the U.S. Department of Homeland Security (DHS) under President Donald Trump, where he led over 240,000 employees and oversaw operations at CBP, the Transportation Security Administration (TSA), the U.S. Coast Guard, the Cybersecurity and Infrastructure Security Agency (CISA), Secret Service, and others.
His past experiences include implementing innovations to the U.S. international arrival and departure process, developing comprehensive counter terrorism and risk management strategies, and overseeing the implementation of the U.S. government’s single window for international trade, a project that spanned over 4-dozen agencies. Kevin received several awards for his service and leadership including a Presidential Rank Award—the nation’s highest civil service award, a Service to America Medal, and multiple awards from travel and trade industry groups.
Pamela Braden. Ms. Braden has served as a member of our Board since December 2021. Ms. Braden is an Operating Partner at AE Industrial, bringing over 35 years of experience in the defense, technology and government services industries. Prior to joining AE Industrial in 2022, Ms. Braden was the Chief Executive Officer and Founder of Gryphon Technologies, an engineering services firm that became an AE Industrial portfolio company in 2018. Under Ms. Braden’s leadership and AE Industrial’s guidance, Gryphon grew to over $300 million with 1,500 engineers and technical personnel over a period of three years. The company pivoted from a privately owned engineering services firm into a leader in digital engineering, working with cyber assessment tools, migrating engineering data to the cloud, and performing predictive analytics on that data for national security organizations. Prior to Gryphon, Ms. Braden served as an executive at various government sector focused startups that ultimately grew into successful large businesses. We believe that Ms. Braden’s decades of directorial experience in the defense field qualifies her to be a director on our Board.
Class III Directors (terms expiring in 2027)
Peter Cannito. Mr. Cannito has served as a member of our Board since December 2021. Mr.

Cannito has served as Chairman and Chief Executive Officer of Redwire, a space solutions company, since June 2020. Mr. Cannito also serves as an Operating Partner at AE Industrial Partners (June 2019 to present). Prior to his current role, Mr. Cannito served as a consultant at NSNext, LLC from January 2019 until June 2019. Prior to that, Mr. Cannito served as the Chief Executive Officer of Polaris Alpha from June 2016 until December 2018, a high-tech solutions provider developing systems for the DoD and Intelligence Community. Prior to that, Mr. Cannito previously held executive roles, including Chief Executive Officer and Chief Operating Officer, at EOIR Technologies and he led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware, an M.B.A. from the University of Maryland, and served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director on our Board.
Jeffrey Hart. Mr. Hart has served as a member of our Board since December 2021. Mr. Hart joined AE Industrial Partners, LLC in 2015 as an Associate, and has served as a Principal since October 2020. Mr. Hart sat on the board of Redwire Space, Inc. before it was taken public via SPAC merger. Mr. Hart also sits on the board of Fire Team Solutions, Alpine Aviation and Edge Autonomy Holdings, Inc. ("Edge Autonomy") formerly known as UAV Factory, and REDLattice, all AE Industrial portfolio companies. Before joining AE Industrial, Mr. Hart was an investment banking analyst at RBC Capital Markets from 2013 to 2015. Mr. Hart earned his undergraduate degree from Colorado Mesa University. We believe that Mr. Hart’s experience serving on the boards of multiple companies in the defense and technology sectors qualifies him to serve as a director on our Board.
Kirk Konert. Mr. Konert has served as a member of our Board since December 2021. Mr. Konert is a Managing Partner at AE Industrial Partners, LLC, a leading private investment firm focused on aerospace, national security and industrial service. Mr. Konert has led the investments in and sits on the boards of multiple AE Industrial portfolio companies, including Firefly Aerospace, ThayerMahan, Redwire, York Space Systems, RedLattice, and Calca Solutions. Mr. Konert earned his undergraduate degree from Davidson College. We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director on our Board.
Status as a Controlled Company
The New York Stock Exchange (NYSE) defines a “controlled company” as one of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company. As of December 2, 2024, AE Industrial Partners no longer controlled a majority of the voting power of our outstanding voting stock and, as a result, we ceased to be a “controlled company” within the meaning of NYSE rules. Accordingly, we became subject to additional corporate governance requirement standards including, but not limited to, requirements that:

•our Board of Directors be composed of a majority of independent directors;
•our Nominating and Corporate Governance Committee have a formal written charter and be composed solely of independent directors; and
•our Compensation Committee have a formal written charter and be composed solely of independent directors.

However, the NYSE rules provide a “phase-in” period for these requirements. As a result, our Compensation and Nominating and Corporate Governance Committees must have at least one independent member on the date we ceased to be a controlled company and must be comprised of a majority of independent directors within 90 days of the date we ceased to be a controlled company. We must be fully compliant with the NYSE corporate governance standards within one year of the date we no longer qualified as a controlled company.

During this one-year transition period, we intend to rely on the exemptions from the corporate governance requirements provided by the NYSE. As of the date of this proxy statement, our Board is composed of a majority of independent directors. We have also adopted formal written charters for each of our committees. Until we fully comply with the NYSE corporate governance standards, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Board Meetings and Committees

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Our Board held 11 meetings in person and virtually between January 1, 2024 and December 31, 2024. Our Audit Committee met nine times, our Compensation Committee met three times and our Nominating and Corporate Governance Committee met four times. Each member of our Board attended at least 75% of the aggregate of all meetings of our Board that were held during the period in which such director served. Eight directors attended the 2024 Annual Meeting of Stockholders.

The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session consisting of only independent directors at least once a year. Our independent directors met separately in executive session at least one time during 2024. Mr. Peter Cannito presides over executive and independent director sessions.
Each of our standing committees has a written charter, which is available under the Committee Charters heading, on the Corporate Governance page of our website at https://ir.bigbear.ai/corporate-governance. Our website is not part of this notice and proxy statement.
The table below sets forth the composition of our Board committees as of April 28, 2025:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Peter Cannito			X
Sean Battle		X	X
Pamela Braden	X
Paul Fulchino	X		X (Chair)
Jeffrey Hart		X
Dorothy D. Hayes	X (Chair)
Kirk Konert		X (Chair)
Audit Committee
Our Audit Committee is composed of Pamela Braden, Paul Fulchino and Dorothy D. Hayes, with Dorothy D. Hayes serving as chair thereof. We comply with the audit committee requirements of the SEC and NYSE. Our Board has determined that Pamela Braden, Paul Fulchino and Dorothy D. Hayes meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”) and the applicable listing standards of NYSE. Our Board determined that Dorothy D. Hayes is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE. No member of the Audit Committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s Audit Committee). The Audit Committee’s responsibilities include:

1.assisting the Board in the oversight of (i) the accounting and financial reporting processes of the Company and the audits of the financial statements of Company, (ii) the integrity of the financial statements of the Company, (iii) the compliance by the Company with legal and regulatory requirements, (iv) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, (v) the qualifications and independence of the Company’s independent registered public accounting firm, and (vi) review and approval of any use of swaps or other derivatives;
2.appointing, retaining or replacing an independent registered public accounting firm to act as the Company’s independent auditor for the purpose of auditing the Company’s annual financial statements, books, records, accounts and internal controls over financial reporting or performing other audit, review or attest services for the Company, among other matters;

3.reviewing with the independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

4.reviewing and discussing with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

5.reviewing and discussing with management, internal auditors and the independent registered public accounting firm the Company’s financial and critical accounting practices and policies relating to risk assessment and management;
6.engaging in a dialogue with the independent registered public accounting firm to understand the nature of each identified critical audit matter, the basis for identifying a matter as a critical audit matter and how each such identified matter will be described in the auditor’s report;

7.receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences and (iv) as applicable, assurance that Section 10A(b) of the Exchange Act has not been implicated;
8.reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;
9.reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;
10.discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;
11.reviewing with the General Counsel, Chief Administrative Officer and outside counsel material legal and regulatory proceedings involving the Company and other contingent liabilities that could have a significant impact on the Company’s financial statements;

12.meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;
13.establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;
14.reviewing periodically with the Company’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raises material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and
15.establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Sean Battle, Peter Cannito and Paul Fulchino, with Paul Fulchino serving as chair thereof. Our Board has determined that each of these three members of the Nominating and Corporate Governance Committee is independent under the NYSE rules. The Nominating and Corporate Governance Committee’s responsibilities include:
1.developing and recommending to the Board the criteria for appointment as a director;
2.identifying, screening and recommending candidates to fill new positions on the Board;
3.considering candidates recommended by stockholders;
4.conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;
5.recommending director nominees for approval by the Board and election by the stockholders at the next annual meeting;
6.recommending to the Board potential candidates for executive positions (including Chief Executive Officer);

7.reviewing emerging corporate governance trends, best practices and regulations applicable to the corporate governance of the Company; and

8.consider and act on any requests by the Chief Executive Officer or Chief Financial Officer for waivers from the Company's Code of Conduct and Ethics.

Compensation Committee
Our Compensation Committee is composed of Sean Battle, Jeffrey Hart and Kirk Konert, with Kirk Konert serving as chair thereof. The Compensation Committee’s responsibilities include:
1.reviewing the performance of the Chief Executive Officer and executive management;
2.reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and reviewing, determining and approving executive officer compensation levels consistent with its evaluation and the Company’s philosophy;

3.reviewing and recommending to the Board for approval compensation of the Company’s Chief Executive Officer considering the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act;

4.reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;
5.reviewing and recommending to the Board the adoption of or changes to the compensation of the Company’s directors;
6.setting the composition of the peer company group used for market comparison for executive compensation;

7.to assist the Board in the adoption, and to oversee the implementation of, policies for recovery of officer compensation in accordance with applicable law and stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

8.reviewing and making recommendations concerning incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

9.monitoring the effectiveness of non-equity based benefit plan offerings and approving any material new employee benefit plan or change to an existing plan that creates a material financial commitment by the Company;

10.to review and discuss with management the Company's Compensation Discussion and Analysis (CD&A), as applicable, and other disclosures pertaining to the Company's executive compensation policies, plans and practices and assisting management in complying with the Company's proxy statement and annual report disclosure requirements;
11.reviewing and establishing the Company's overall management compensation, philosophy, and policy;

12.annually evaluating the committee’s charter and recommending to the Board any proposed changes to the charter; and
13.undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.
The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion, so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NYSE. The Compensation Committee has not delegated any of its responsibilities to a subcommittee.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Sean Battle, Jeffrey Hart and Kirk Konert, with Kirk Konert serving as chair of the compensation committee. Under the NYSE listing standards, as a former controlled company, BigBear.ai is not required to have a compensation committee composed entirely of independent directors until the one year anniversary of the date we ceased to be a controlled company. While BigBear.ai relies upon this phase-in period for former controlled companies, the Board has determined that Sean Battle, Jeffrey Hart and Kirk Konert are independent under Rule 10C-1 of the Exchange Act.

During the last fiscal year, no member of our compensation committee was an officer or employee of the Company, was a former officer of the Company or had any relationship requiring disclosure by the registrant under the section entitled “Certain Relationships and Related Party Transactions” in this Proxy Statement. None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Stockholders that currently make up our Board and our Board committee composition benefit the Company and its stockholders.
Independence
NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” subject to any phase-in exemptions for former controlled companies, which applies to us. See the section entitled “Status as a Controlled Company” in this Proxy Statement. An independent director is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Sean Battle, Peter Cannito, Jeffrey Hart, Kirk Konert, Pamela Braden, Paul Fulchino and Dorothy D. Hayes is an independent director under the NYSE rules and each of Pamela Braden, Paul Fulchino, and Dorothy D. Hayes is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deems relevant in determining independence, including the beneficial ownership of the Company’s common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Classified Board of Directors
Our Board currently comprises eight members. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising, as nearly as possible, one-third of the directors to serve three-year terms. Each Class I director, consisting of Sean Battle, Paul

Fulchino and Dorothy D. Hayes, has a term that expires at this Annual Meeting, each Class II director, consisting of Pamela Braden and Kevin McAleenan, has a term that expires at the Company’s annual meeting of stockholders in 2026, and each Class III director, consisting of Peter Cannito, Jeffrey Hart and Kirk Konert, has a term that expires at the Company's annual meeting of stockholders in 2027, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. In addition, our charter provides that at any time when Partners and their Permitted Transferees (each as defined below), beneficially owns, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. However, in any other circumstances our directors may be removed with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together in a single class.
Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the business combination with GigCapital4, the role of Chair has been held by Peter Cannito. Since January 15, 2025, the role of Chief Executive Officer has been held by Kevin McAleenan. Given Mr. Cannito’s extensive experience in the defense, technology and government service industries, the Board determined that Mr. Cannito is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy. Given Mr. McAleenan's business experience, particularly working in the highest levels of government and his intimate understanding of current national security priorities, the Board determined Mr. McAleenan is best positioned to serve as Chief Executive Officer of the Company.
Self-Evaluation
Our Nominating and Corporate Governance Committee conducts an annual performance evaluation to determine whether the Board and its committees are functioning effectively. This includes survey materials as well as individual conversations between each director and the Chair of the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee conducts the evaluation in such manner as it deems appropriate. The Nominating and Corporate Governance Committee evaluation focuses on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Management Succession and Chief Executive Officer Compensation
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief

Executive Officer’s performance and any other factors the Compensation Committee deems relevant.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board an officer succession plan. The entire Board works with the Nominating and Corporate Governance Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer or other officers will make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Hedging and Pledging Transactions & Insider Trading Compliance
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging or monetization transactions, including the use of financial instruments, such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
The Company has adopted an insider trading policy that governs the purchase, sale and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company trading in its own securities, it is the Company's policy to comply with the federal securities laws and the applicable exchange listing requirements.

Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Board of Directors, as well as the Audit Committee and Nominating and Governance Committee have oversight of risks from cybersecurity threats. Each of these bodies is informed of these risks at quarterly meetings at a minimum, and on an ad hoc basis, as necessary. Our Audit Committee also monitors compliance with legal and regulatory requirements, strategies and progress of audits and remediation efforts. Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks.

In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks, financial and liquidity risks, and strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as strategic legal, regulatory, privacy, financial, tax and audit related risks.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.bigbear.ai/. We will make a printed copy of the Code of Conduct and Ethics available to any stockholder who so requests.

If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://bigbear.ai/. The information on this website is not part of this Proxy Statement.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
BigBear.ai Holdings, Inc.
7950 Jones Branch Drive, 1st Floor, North Tower
McLean, Virginia 22102
Telephone: (410) 312-0885
Attention: Board of Directors
c/o General Counsel and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 28, 2025:

Named Executive Officer	Age	Principal Position
Kevin McAleenan	53	Chief Executive Officer
Julie Peffer	58	Chief Financial Officer
Carolyn Blankenship	62	General Counsel
Ted Tanner	61	Chief Technology Officer

Kevin McAleenan is the CEO of BigBear.ai, and serves on the company's Board of Directors. Before his promotion to CEO, Kevin served as President of BigBear.ai, where he led teams offering cutting-edge computer vision, simulation and modeling, and digital identity tools to support customers critical security and operational decisions. Kevin co-founded and led Pangiam as CEO and Chair of the Board until its acquisition by BigBear.ai, developing cutting edge biometric and AI products for security applications, for both government agencies and commercial customers.
Kevin brings experience from almost two decades of leadership in the U.S. Government to his role. He was the first career civil servant to be appointed and confirmed as Commissioner of U.S. Customs and Border Protection (CBP) in 2018, and he served most recently as Acting Secretary of the U.S. Department of Homeland Security (DHS) under President Donald Trump, where he led over 240,000 employees and oversaw operations at CBP, the Transportation Security Administration (TSA), the U.S. Coast Guard, the Cybersecurity and Infrastructure Security Agency (CISA), Secret Service, and others.
His past experiences include implementing innovations to the U.S. international arrival and departure process, developing comprehensive counter terrorism and risk management strategies, and overseeing the implementation of the U.S. government’s single window for international trade, a project that spanned over 4-dozen agencies. Kevin received several awards for his service and leadership including a Presidential Rank Award—the nation’s highest civil service award, a Service to America Medal, and multiple awards from travel and trade industry groups.
Julie Peffer. Ms. Peffer has served as the Chief Financial Officer of BigBear since June 2022. Before joining the Company, Ms. Peffer served as Chief Financial Officer of MedeAnalytics from January 2021 to April 2022. Prior to that, Ms. Peffer served as Vice President, Finance at Amazon Web Services from February 2017 to March 2020. Ms. Peffer also served as Vice President, Finance at Flowserve Corporation from April 2014 to September 2016. Ms. Peffer has also held a variety of executive financial leadership positions encompassing P&L ownership as well as corporate and business level financial planning and analysis across multiple industries, including at Raytheon Space & Airborne Systems, ITT Geospatial Systems, Lennox International, and Textron. Ms. Peffer earned her Bachelor of Business Administration degree in Finance and Management from Texas Tech University and a Master of Business Administration degree from Baker University. Ms. Peffer was appointed as a director of Nine Energy Service, Inc., in March 2025, where she serves as a member of the Audit Committee.
Carolyn Blankenship. Ms. Blankenship has served as our General Counsel and Secretary since March 2022. From 2001 to 2022, Ms. Blankenship fulfilled numerous roles at Reuters and Thomson

Reuters. First, she served as Vice President, Principal Legal Counsel specializing in Intellectual Property from 2001 to 2008. From 2008 to 2018, she was the Senior Vice President, Associate General Counsel specializing in Intellectual Property. From 2018 to 2022, she served as the General Counsel, Innovation & Product. Before 2001, Ms. Blankenship held a variety of IP-related positions as both in-house and outside counsel, including at Skadden, Arps, Slate, Meagher & Flom LLP and Priceline.com. Ms. Blankenship has also been a Visiting Lecturer at the University of Pennsylvania Carey Law School and Princeton University. As an undergraduate, Carolyn attended the Massachusetts Institute of Technology for two years and went on to earn a B.A. in Biology from Harvard College. She holds a Juris Doctor from Arizona State University College of Law and clerked for the Hon. Noel Fidel of the Arizona State Court of Appeals.

Ted Tanner. Mr. Tanner has served as our Chief Technology Officer since July 2023. Prior to his role at BigBear.ai, Mr. Tanner was most recently the Global CTO of Watson Health, now Merative. Mr. Tanner has also held executive positions at both Apple and Microsoft. From startups to being responsible for C-Level P&L at publicly traded corporations, Mr. Tanner has also held instrumental roles in several start-ups, including most recently where he was Co-Founder and CTO of PokitDok Inc. acquired by Change Health in 2018. Mr. Tanner was also with digidesign (IPO and acquired by Avid), Crystal River Engineering (acquired by Aureal Seminconductor), VP of R&D at MongoMusic (acquired by Microsoft) and Co-Founder and CTO of BeliefNetworks (acquired by Benefitfocus). He was also the CTO of Spatializer Audio Labs (NASDAQ: SPAZ), a company specializing in digital signal processing solutions. Mr. Tanner is on the IAB for the University of South Carolina Computer Science Department as well as the Center for Intelligent Systems and Machine Learning at the University of Tennessee. Mr. Tanner is an industrial member of the Association For Computing Machinery.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers named in the “Summary Compensation Table” below.
Overview

We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the Securities Act) for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Furthermore, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as the principal executive officer and the next two most highly compensated executive officers who were providing services to the Company as of December 31, 2024, as summarized in the follow table:

Named Executive Officer	Principal Position
Kevin McAleenan	Chief Executive Officer
Ted Tanner	Chief Technology Officer
Amanda Long(1)	Former Chief Executive Officer

(1) Mrs. Long stepped down from the position as the Company’s Chief Executive Officer effective January 15, 2025, and ceased to be an employee of the Company as of that date.

2024 Summary Compensation Table

The following table presents summary information regarding the total compensation paid to and earned by each of our Named Executive Officers for the two most recently completed fiscal years.

Name and Principal Position (1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation (5)	Total ($)
Kevin McAleenan	2024	$335,340	$1,023,174	$—	$84,786	$164,560	$1,607,860
Chief Executive Officer

Ted Tanner	2024	440,052	1,151,180	—	111,563	10,350	1,713,145
Chief Technology Officer	2023	306,689	2,201,584	1,000,000	—	5,844	3,514,117

Amanda Long	2024	$485,417	$1,254,878	$—	$312,500	80,397	$2,133,192
Former Chief Executive Officer	2023	431,250	1,012,498	470,672	—	23,721	1,938,141

(1)
Mr. McAleenan was hired as the Company's Chief Executive Officer, effective January 15, 2025. Prior to his role as the Company's Chief Executive Officer, Mr. McAleenan was the Company's President. Mrs. Long was hired as the Company’s Chief Executive Officer, effective October 12, 2022. Ms. Long stepped down as Chief Executive Officer as of January 15, 2025. Mr. Tanner was hired as the Company’s Chief Technology Officer, effective on July 10, 2023.

(2)
The amounts reported in the Stock Awards column represent the grant date fair value of restricted stock unit awards (the “RSUs”) granted in 2024 to the Named Executive Officers and performance stock unit awards (the “PSUs”) granted in 2024 to each Named Executive Officer, in each case, pursuant to the Plan (as defined below). The amounts shown in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the RSUs. For PSUs awarded in 2024, the values assuming the highest level of performance conditions are: $698,919 for Mr. McAleenan, $724,521 for Mr. Tanner, and $298,780 for Mrs. Long. See “—Narrative Disclosure to Summary Compensation Table—Restricted Stock Units” and “—Narrative Disclosure to Summary Compensation Table—Performance Stock Units” below for additional details. See Note 19 - Equity Based Compensation to the consolidated financial statements for the assumptions used in determining the fair value of the RSUs and PSUs.

(3)
The amounts reported in the Option Awards column represent the grant date fair value of stock options with respect to BigBear.ai common stock granted in 2023 to Mr. Tanner and Mrs. Long as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the stock options. See “—Narrative Disclosure to Summary Compensation Table—Stock Option Awards” below for additional details. See Note 19 - Equity Based Compensation to the consolidated financial statements for the assumptions used in determining the fair value of the Option Awards.

(4)
For 2024, the amounts reported in the Non-Equity Incentive Plan Compensation column represent the expected value of cash compensation earned during the year to each of the Named Executive Officers under the Company’s Short-Term Incentive Plan (the “STIP”) assuming the highest level of performance conditions. See “—Narrative Disclosure to Summary Compensation Table—Annual Incentive Plan” below for additional details.

(5)	The amounts reported in the “All Other Compensation” column for the fiscal year ended December 31, 2024 consist of the following:

Name	Company 401(k) Matching Contributions ($) (a)	Concierge Medical and Membership Dues ($) (b)	Cash Bonus ($)	Total ($)
Kevin McAleenan	$14,560	$—	$150,000	$164,560
Ted Tanner	10,350	—	—	10,350
Amanda Long	13,637	66,760	—	80,397

(a)	See below under “—Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.
(b)	The amount represents the Company’s reimbursement of fees for concierge medical benefits and Chief membership dues.
(c)	Pursuant to Mr. McAleenan's compensation arrangement prior to BigBear.ai's acquisition of Pangiam, Mr. McAleenan was entitled to an annual cash bonus of $150,000.

Narrative Disclosure to Summary Compensation Table

Base Salary

Mr. McAleenan, Mr. Tanner's and Mrs. Long's annualized base salaries for the 2024 fiscal year were $339,144, $446,250, and $500,000 respectively.

Employment Arrangements with Named Executive Officers

For the year ended December 31, 2024, Mr. McAleenan's annual compensation included (i) an annualized base salary of $339,144; (ii) eligibility to participate in our STIP with an annual cash bonus target of 50% of Mr. McAleenan's annual base compensation based upon mutually developed performance objectives; (iii) eligibility to participate in our LTIP with a grant date target of 100% of Mr. McAleenan's annual base compensation, and (iv) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Mr. McAleenan was also entitled to certain severance payments and benefits pursuant to the Executive Severance Plan (defined below).

Mr. McAleenan is party to an offer letter with the Company, dated January 15, 2025. Mr. McAleenan's offer letter provides for (i) an annualized base salary of $500,000; (ii) eligibility to participate in our STIP with an annual cash bonus target of 125% of Mr. McAleenan's annual base compensation based upon mutually developed performance objectives; and (iii) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Mr. McAleenan's offer letter also provided for (x) an up-front time-based long-term incentive award with a grant date value of $4,000,000, delivered 50% in the form of RSUs and 50% in the form of stock options, and (y) beginning in 2025 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 200% of Mr. McAleenan's base compensation and split (at the Compensation Committee’s discretion) between RSUs, PSUs, stock options and other long-term incentive vehicles. Mr. McAleenan's offer letter also provides for certain severance payments and benefits pursuant to the Executive Severance Plan (defined below).

Mr. Tanner is party to an offer letter with the Company, dated July 1, 2023. Mr. Tanner’s offer letter provides for (i) an annualized base salary of $425,000; (ii) eligibility to participate in our STIP with an annual cash bonus target of 50% of Mr. Tanner’s annual base compensation based upon mutually developed performance objectives; and (iii) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Mr. Tanner’s offer letter also provides for (x) an up-front time-based long-term incentive award with a grant date value of $2,000,000, delivered 50% in the form of RSUs and 50% in the form of stock options, (y) beginning in 2024 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 50% of Mr. Tanner’s base compensation and split (at the Compensation Committee’s discretion) between RSUs, PSUs, stock options and other long-term incentive vehicles, and (z) an up-front time-based long-term incentive award with a grant date value of $1,000,000, delivered in the form of PSUs subject to certain performance metrics. Mr. Tanner’s offer letter also provides for certain severance payments and benefits pursuant to the Executive Severance Plan (defined below).

For the year ended December 31, 2024. Mrs. Long was party to an offer letter with the Company, dated October 10, 2022. Mrs. Long’s offer letter provided for (i) an annualized base salary of $450,000; (ii) eligibility to participate in our STIP with an annual cash bonus target of 125% of Mrs. Long’s annual base compensation based upon mutually developed performance objectives, with an initial bonus for 2022 of no less than $250,000, less applicable payroll deductions and withholdings; and (iii) eligibility to participate in our employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs. Mrs. Long’s offer letter also provided for (x) an up-front time-based long-term incentive award with a grant date value of $4,000,000, delivered 75% in the form of RSUs and 25% in the form of stock options, with a portion of the long-term incentive award valued at $200,000 and vested as of December 31, 2022, an additional 20% of the long-term incentive award vesting on the first anniversary of the grant date, and the remaining 75% vesting in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the grant date and (y) beginning in 2023 and subject to Compensation Committee approval, a recurring annual grant estimated to be valued at 200% of Mrs. Long’s base compensation and split (at the Compensation Committee’s discretion) between RSUs, PSUs, stock options and other long-term incentive vehicles. Mrs. Long’s offer letter also provided for certain severance payments and benefits pursuant to the Executive Severance Plan (defined below), as well as a one-time payment of $10,000, less applicable taxes and withholdings, to support Mrs. Long’s search for and transition to another employer, including hiring a recruiting/placement firm.

Consulting Agreement

Prior to becoming an employee of the Company, Mr. Tanner was party to a consulting agreement dated January 31, 2023 (the “Consulting Agreement”). The Consulting Agreement provides for certain consulting services to the Company at an hourly rate of $500 (the “Standard Rate”), not to exceed a total of $40,000. Pursuant to the Consulting Agreement, payment of the Standard Rate was to be made 50% in cash and 50% in stock. The Consulting Agreement included customary confidentiality covenants.

Annual Incentive Plan

The Company’s STIP is discretionary in nature and subject to performance targets established annually by the Compensation Committee. To be eligible to receive their bonus, our Named Executive Officers must be employed on the last day of the applicable performance period.

For the year ended December 31, 2024, each Named Executive Officer was eligible to receive a target annual bonus pursuant to the STIP of the following percentage of such Named Executive Officer’s base salary if all performance targets were met or exceeded: (i) 50% for Mr. McAleenan, (ii) 50% for Mr. Tanner, and (iii) 125% for Mrs. Long. The STIP bonus was to be delivered 50% in the form of PSUs and

50% in the form of cash. The first grant of PSUs, representing 50% of the target annual bonus, was made to each Named Executive Officer in April 2024 (the "First STIP Tranche"). In lieu of paying the cash portion of the 2024 STIP bonus (the "Second STIP Tranche"), in February 2025, the board approved an additional grant of PSUs to each of our Named Executive Officers, to satisfy the Second STIP Tranche after giving affect to the achievement of the 2024 performance targets. The grant date values of the First STIP Tranche PSUs are reported in the Stock Awards column of the Summary Compensation Table and the estimated cash value of the Second STIP Tranche is reported in the Non-Equity Inventive Plans Compensation column of the Summary Compensation Table.

The actual number of PSUs granted in 2024 for the First STIP Tranche to each of the Named Executive Officers and the value of such PSUs for service in 2024 were as follows:

Named Executive Officer	Number of PSUs Granted in 2024 for First STIP Tranche	Value of PSUs as of 12/31/2024 (1)
Kevin McAleenan	41,359	$184,048
Ted Tanner	54,421	242,173
Amanda Long	152,439	678,354

(1)	Calculated by multiplying the number of PSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2024 of $4.45.

While the Second STIP Tranche, granted in February 2025, pertains to the 2024 fiscal year, these PSUs were treated as granted for purposes of ASC 718 when they were approved in 2025 and are therefore excluded in the previous table. See “—2024 Summary Compensation Table —Non-Equity Incentive Plan Compensation” for additional details.

Restricted Stock Units

On April 1, 2024, the Board approved grants of RSUs to certain executive officers, including each of the Named Executive Officers, pursuant to the Plan. 25% of the RSUs will vest on April 1, 2025, and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter, subject to each Named Executive Officer's continued employment through each vesting date.

Performance Stock Units

Pangiam Retention Grants

On March 1, 2024, Mr. McAleenan received an award of a target number of 178,571 PSUs pursuant to the Plan. The PSUs were subject to performance-based vesting conditions, subject to Mr. McAleenan’s continued service through the applicable vesting dates. Generally, the award would vest based on the achievement of certain revenue targets for fiscal years 2024 and 2025. Certain vesting criteria with respect to this award were satisfied on February 25, 2025 and 89,286 of the PSUs granted to Mr. McAleenan vested.

ConductorOS PSUs

On March 1, 2024, Mr. Tanner received an award of a target number of 178,571 PSUs pursuant to the Plan. The PSUs were subject to performance-based vesting conditions, subject to Mr. Tanner’s continued

service through the applicable vesting dates. Generally, the award would vest based on the achievement of certain product development milestones. Certain vesting criteria with respect to this award were satisfied on June 6, 2024 and 44,463 PSUs granted to Mr. Tanner vested. Additional vesting criteria with respect to this award were satisfied on December 6, 2024 and an additional 44,463 PSUs granted to Mr. Tanner vested.

PSUs Granted in Respect of 2024 STIP Bonuses

On April 1, 2024, the Board approved grants of PSUs to certain executive officers, including each of the Named Executive Officers, pursuant to the Plan. The PSUs were subject to performance-based vesting conditions, subject to each Named Executive Officer's continued service through the applicable vesting date. Generally, the award would vest based on the achievement of certain company financial performance goals and the achievement of certain personal goals. The vesting criteria with respect to this award were partially satisfied on January 27, 2025 and 41,359 PSUs granted to Mr. McAleenan vested and 54,421 PSUs granted to Mr. Tanner vested. Additionally, 152,439 PSUs granted to Mrs. Long vested on January 27, 2025, in accordance with Mrs. Long's separation agreement.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table summarizes the outstanding stock and option awards held by each of our Named Executive Officers as of December 31, 2024:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
Kevin McAleenan	3/1/2024	(1)	—	—	$—	—	178,571	$794,641	—	$—
	4/1/2024	(2)	—	—	—	—	165,436	736,190	—	—
	4/1/2024	(3)	—	—	—	—	—	—	41,359	184,048
Ted Tanner	7/10/2023	(4)	197,369	328,947	2.09	7/10/2033	—	—	—	—
	7/10/2023	(5)	—	—	—	—	296,209	1,318,130	—	—
	3/1/2024	(1)	—	—	—	—	89,285	397,318	—	—
	4/1/2024	(2)	—	—	—	—	217,683	968,689	—	—
	4/1/2024	(3)	—	—	—	—	—	—	54,421	242,173
Amanda Long	10/12/2022	(6)	702,002	546,001	1.28	10/12/2032	—	—	—	—
	10/12/2022	(7)	—	—	—	—	1,025,390	4,562,986	—	—
	3/23/2023	(8)	153,815	153,814	1.84	3/23/2033	—	—	—	—
	3/23/2023	(9)	—	—	—	—	122,282	544,155	—	—
	4/1/2024	(2)	—	—	—	—	487,805	2,170,732	—	—
	4/1/2024	(3)	—	—	$—	—	—	$—	152,439	$678,354

(1)
Reflects information regarding PSUs at target performance granted to the Named Executive Officers that were outstanding as of December 31, 2024. For Mr. McAleenan, the PSUs were granted on March 1, 2024. 50% of the award would vest in the first quarter of 2025 and the remaining 50% of the award would vest in the first quarter of 2026 based on the achievement of certain company financial performance goals. For Mr. Tanner, the PSUs were granted on March 1, 2024. 50% of the award would vest in 2024 based on the achievement of certain product development milestones and the remaining 50% would vest in the first quarter of 2025 based on the achievement of certain product development milestones.

(2)
Reflects information regarding RSUs granted to Named Executive Officers, that were outstanding as of December 31, 2024. These RSUs were granted on April 1, 2024. 25% of these RSUs will vest on April 1, 2025 and the remaining 75% will vest in equal installments on the last day of each calendar quarter thereafter such that the entire award will be vested on March 31, 2028, subject to each Named Executive Officer’s continued employment through each vesting date. Mrs. Long forfeited her award of 487,805 RSUs upon her separation from the Company effective January 15, 2025.

(3)
Reflects information regarding PSUs at target performance granted to the Named Executive Officers for the 2024 STIP bonuses that were outstanding as of December 31, 2024. 50% of the target 2024 STIP bonus was granted in the form of PSUs to each of the Named Executive Officers on April 1, 2024. In lieu of receiving cash, the remaining 50% of the target 2024 STIP bonus was granted in the form of PSUs on January 27, 2025, The 2024 STIP PSUs would vest based on the achievement of certain company financial performance goals and the achievement of certain personal goals.

(4)
Reflects information regarding stock options granted to Mr. Tanner that were outstanding as of December 31, 2024. These stock options were granted on July 10, 2023. 131,579 of these stock options vested on July 10, 2024, 32,895 vested on September 30, 2024, and 32,895 vested on December 31, 2024. The remaining 328,947 of stock options will vest in equal installments on the last day of each calendar quarter such that the entire award will be vested on June 30, 2027, subject to Mr. Tanner's continued employment through each vesting date.

(5)
Reflects information regarding RSUs granted to Mr. Tanner that were outstanding as of December 31, 2024. These RSUs were granted on July 10, 2023. 118,484 of these RSUs vested on July 10, 2024, 29,620 vested on September 30, 2024, and 29,621 vested on December 31, 2024. The remaining 296,209 RSUs will vest in equal installments on the last day of each calendar quarter such that the entire award will be vested on June 30, 2027, subject to Mr. Tanner's continued employment through each vesting date.

(6)
Reflects information regarding stock options granted to Mrs. Long that were outstanding as of December 31, 2024. These stock options were granted on October 12, 2022. 62,400 of these stock options vested on December 31, 2022, 249,601 vested on October 12, 2023, 78,001 vested on December 31, 2023, and 78,000 vested on each of March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024. The remaining 546,001 stock options were forfeited upon Mrs. Long's separation from the Company effective January 15, 2025.

(7)
Reflects information regarding RSUs granted to Mrs. Long that were outstanding as of December 31, 2024. These RSUs were granted on October 12, 2022. 117,188 of these RSUs vested on December 31, 2022, 468,750 vested on October 12, 2023, 146,485 vested on December 31, 2023, 146,484 vested on March 31, 2024, 146,484 vested on June 30, 2024, 146,484 vested on September 30, 2024, and 146,485 vested on December 31, 2024. The remaining 1,025,390 RSUs were forfeited upon Mrs. Long's separation from the Company effective January 15, 2025.

(8)
Reflects information regarding stock options granted to Mrs. Long that were outstanding as of December 31, 2024. These stock options were granted on March 23, 2023. 76,907 of these stock options vested on March 23, 2024, and 19,227 vested on each of March 31, 2024, June 30, 2024, September 30, 2024, and December 31, 2024. The remaining 153,814 stock options were forfeited upon Mrs. Long's separation from the Company effective January 15, 2025.

(9)
Reflects information regarding RSUs granted to Mrs. Long that were outstanding as of December 31, 2024. These RSUs were granted on March 23, 2023. 61,141 of these RSUs vested on March 23, 2024, 15,286 vested on March 31, 2024, 15,285 vested on June 30, 2024, 15,285 vested on September 30, 2024, and 15,286 vested on December 31, 2024. The remaining 122,282 RSUs were forfeited upon Mrs. Long's separation from the Company effective January 15, 2025.

(10)	Calculated by multiplying the number of RSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2024 of $4.45.

(11)	Calculated by multiplying the number of PSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2024 of $4.45.

Additional Narrative Disclosure

Retirement Benefits

We maintain the BigBear.ai, LLC Employee Benefits Plan, a tax-qualified retirement plan that provides all regular employees of the Company with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, participants, including the Named Executive Officers, may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the 401(k) plan subject to applicable annual limits under the Code.

Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We provide direct contributions in an amount equal to 3% of each participants’ salary. We also match 100% of a participant’s contributions that exceed 3% of his or her base salary, with such matching contributions not to exceed 3% of the participant’s base salary. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.

Employee Stock Purchase Plan

We maintain the BigBear.ai Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), which allows all employees to purchase the Company’s stock at a discounted rate. Subject to certain exclusions at the sole discretion of the Compensation Committee, all regular employees, including executive officers (except those holding 5% or more of total stock), may make contributions of at least 1% and up to 10% of their eligible compensation during specified periods.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In response to Item 402(x)(1) of Regulation S-K, the Company does not grant new awards of stock options, stock appreciation rights, or similar option-like instruments in anticipation of material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Potential Payments Upon Termination or Change in Control

Executive Severance Plan

On November 19, 2022, the Board adopted the BigBear.ai, LLC Executive Severance Plan (the “Executive Severance Plan”) to provide for severance pay and benefits to eligible officers and management employees who are Eligible Executives (as defined in the Executive Severance Plan) and whose employment is terminated on or after November 1, 2022.

Upon termination of an Eligible Executive’s employment due to a Qualifying Termination (as defined below) that occurs outside of the 12-month period following a Change in Control Protection Period (as defined below) and so long as such Eligible Executive satisfies the conditions to payment of severance benefits described below, such Eligible Executive shall be entitled to receive the following severance benefits: (i) a cash severance payment in an amount equal to the product of (A) the sum of such Eligible Executive’s Base Salary and Target Bonus (each as defined in the Executive Severance Plan) and (B) (I) 1.0, for Tier 1 Executives (as defined in the Executive Severance Plan) and (II) 0.5 for Tier 2 Executives (as defined in the Executive Severance Plan), paid in a lump sum cash payment or as a salary continuation, at the Company’s sole discretion and (ii) a lump sum cash payment in an amount equal to the product of (A) the monthly amount of the Company’s contribution to the premiums for such Eligible Executive’s group health plan coverage (including coverage for such Eligible Executive’s spouse and eligible dependents), determined under the Company’s group health plans as in effect immediately prior to such Eligible Executive’s Date of Termination and (B) (I) 12, for Tier 1 Executives and (II) 6 for Tier 2 Executives.

Upon termination of an Eligible Executive’s employment due to a Qualifying Termination that occurs during a Change of Control Protection Period and so long as such Eligible Executive satisfies the conditions to payment of severance benefits described below, such Eligible Executive shall be entitled to receive the following severance benefits: (i) a lump sum cash payment in an amount equal to the product of (A) the sum of such Eligible Executive’s Base Salary and Target Bonus and (B) (I) two, for Tier 1 Executives and (II) one for Tier 2 Executives and (ii) a lump sum cash payment in an amount equal to the product of (A) the monthly amount of the Company’s contribution to the premiums for such Eligible Executive’s group health plan coverage (including coverage for such Eligible Executive’s spouse and eligible dependents), determined under the Company’s group health plans as in effect immediately prior to such Eligible Executive’s Date of Termination and (B) (I) 24, for Tier 1 Executives and (II) 12 for Tier 2 Executives.

For purposes of the Executive Severance Plan, Mr. Tanner is Tier 2 Executive. For the year ended December 31, 2024, Mr. McAleenan was a Tier 2 Executive and Mrs. Long was a Tier 1 Executive.

Payment of the severance benefits under the Executive Severance Plan is subject to the Eligible Executive’s execution and non-revocation of a general release of claims in favor of BigBear.ai, LLC and the executive’s continued compliance with the terms of the Executive Severance Plan, including, but not limited to, the restrictive covenants obligations set forth therein (which include confidentiality, intellectual property, business opportunity and non-solicitation, and non-disparagement covenants). For participants in the Executive Severance Plan who are eligible for severance benefits under another individual agreement with the Company Group (as defined in the Executive Severance Plan), the Executive Severance Plan will supersede all prior agreements, practices, policies, procedures and plans relating to severance benefits. If the payments or benefits payable under the Executive Severance Plan would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then those payments or benefits will be reduced (but not below zero) if such reduction would result in a better net after-tax position for the Eligible Executive.

For purposes of the Executive Severance Plan:

“Cause” means unless otherwise determined by the Committee (as defined in the Plan) in the applicable award agreement, with respect to an Eligible Executive’s Termination of Service (as defined in the Plan): (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an affiliate and the Eligible Executive at the relevant time of determination (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Eligible Executive’s (i) commission of, indictment for, or plea of guilty or no contest to, a felony (or state law equivalent) or a crime involving dishonesty, moral turpitude or fraud or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to the Company or an affiliate; (ii) material non-performance of the Eligible Executive’s duties or failure to follow any lawful directive from the Company or any affiliate; (iii) conduct that brings or is reasonably likely to bring the Company or an affiliate negative publicity or into public disgrace, embarrassment, or disrepute or otherwise materially injures the integrity, character or reputation of the Company or an affiliate; (iv) fraud, theft, embezzlement, gross negligence or willful misconduct or other act involving dishonesty with respect to the Company or an affiliate; (v) violation of the Company’s or an affiliate’s written policies or codes of conduct, including written policies related to discrimination, harassment, retaliation, performance of illegal or unethical activities, or ethical misconduct; (vi) insubordination or failure to follow the directions of the Eligible Executive’s reporting supervisor and/or of the CEO of the Company or the Board, as applicable, or (vii) breach of any employment, consulting or similar agreement with the Company or any affiliate, including, without limitation, any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Eligible Executive and the Company or an affiliate.

“Change in Control Protection Period” means the 12-month period following a Change in Control (as defined in the Plan).

“Disability” means, unless otherwise determined by the Committee in the applicable award agreement, with respect to an Eligible Executive’s Termination of Service, that the Eligible Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, provided, however, for purposes of an Incentive Stock Option (as defined in the Plan), the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an Eligible Executive has a Disability shall be determined by the Committee, and the Committee may rely on any determination that an Eligible Executive is disabled for purposes of benefits under any long-term disability plan in which an Eligible Executive participates that is maintained by the Company or any affiliate.

“Good Reason” means the occurrence of any of the following events without the written consent of an Eligible Executive, unless such events are fully corrected in all material respects by the Company within 30 days following written notification by such Eligible Executive to the Company of the occurrence of one of the conditions set forth below: (i) a material reduction in an Eligible Executive’s Base Salary or Target Annual Bonus opportunity other than a general reduction in Base Salary or Target Annual Bonus opportunity that affects all similarly situated employees in substantially the same proportions; (ii) a material diminution in an Eligible Executive’s duties, authorities or responsibilities (other than temporarily while an Eligible Executive is physically or mentally incapacitated or as required by applicable law and excluding duties, authorities or responsibilities that have been assigned to an Eligible Executive on a temporary or interim basis); or (iii) a relocation of an Eligible Executive’s primary work location by more than 50 miles from such Eligible Executive’s primary work location immediately prior to such relocation.

“Qualifying Termination” means the termination of an Eligible Executive’s employment (i) by any member of the Company Group (as defined in the Executive Severance Plan) without Cause (which, for the avoidance of doubt, does not include a termination due to death or Disability); or (ii) due to an Eligible Executive’s resignation for Good Reason.

Employment Arrangements with Named Executive Officers

As described above in the “—Narrative Disclosure to the Summary Compensation Table—Employment Arrangements with Named Executive Officers,” the offer letters with each of the Named Executive Officers provide for severance benefits upon the occurrence of certain terminations of employment in accordance with the terms of the Executive Severance Plan as described above in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Executive Severance Plan”. Additionally, Mrs. Long’s offer letter provides for one-time payment of $10,000, less applicable taxes and withholdings, to support Mrs. Long’s search for and transition to another employer, including hiring a recruiting/placement firm.

Separation Agreement

On January 15, 2025, Mrs. Long stepped down from her role as Chief Executive Officer and entered into a separation agreement and general release with the Company, pursuant to which, in exchange for a release of claims in favor of the Company and continued compliance with his restrictive covenant obligations, Mrs. Long is entitled to receive the following payments and benefits, in each case, less all applicable taxes, withholdings and authorized or required deductions: (i) a lump sum payment of $312,500, which is equivalent to one-half of Mrs. Long's 2025 target annual bonus, (ii) $812,500 paid in the form of salary continuation over a period of 12 months on the second regularly scheduled Company payroll date following the Company’s receipt of the signed separation agreement, which is equivalent to Mrs. Long's base salary for a period of 12 months plus the remaining one-half of Mrs. Long's 2025 target annual bonus, and (iii) a lump sum payment of approximately $170,299, which is equivalent to twelve months of the employer share of health and welfare premiums for plans in which Mrs. Long was enrolled in as of Mrs. Long's separation date.

Stock Options

In the event a Change in Control is consummated and the stock options are not assumed or substituted, any unvested portion of the stock option award that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control; and the Board may, in its sole discretion, extend the exercise period of the stock option through any date that is prior to the 10th anniversary of the applicable grant date. Upon an executive’s termination of service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason (each as defined below), in each case, within two years following the consummation of a Change in Control, any unvested portion of a stock option award, as of immediately prior to the executive’s termination of service, will automatically vest upon such termination of service. Additionally, Mrs. Long’s offer letter provides that the portion of her up-front time-based long-term incentive award that was delivered in the form of stock options will accelerate upon a Change in Control.

For purposes of the Option Awards and PSUs, “Cause,” “Disability,” and “Good Reason” have the meanings ascribed to such terms in the Plan.

For purposes of the Option Awards, RSUs, and PSUs, “Change in Control” has the meaning ascribed to such term in the Plan and generally means (excluding dispositions by AE Industrial Partners, LP or its affiliates): (i) any person becoming the beneficial owner of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (ii) a merger, reorganization or consolidation in which voting securities are issued unless the voting securities of the Company outstanding immediately prior to such transaction continue to represent more than 50% of the outstanding voting securities of the Company or surviving entity, (iii) during a period of two consecutive years, individuals who constitute the Board at the beginning of such period cease to constitute a majority of the Board (except for individuals whose election or nomination was approved by at least two-thirds of the directors still in office) or (iv) a complete liquidation or dissolution of the Company or a sale of substantially all the Company’s assets to a third party.

Restricted Stock Units

In the event a Change in Control is consummated and the RSUs are not assumed or substituted, any unvested portion of the RSUs that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control. Additionally, for the RSUs held by the Named Executive Officers, upon the termination of the Named Executive Officer’s service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason, in each case, within two years following the consummation of a Change in Control, any unvested portion of the RSUs as of immediately prior to the Named Executive Officer’s termination of service will automatically vest upon such termination of service. Mrs. Long’s offer letter provides that the portion of her up-front time-based long-term incentive award that was delivered in the form of RSUs will accelerate upon a Change in Control.

Performance Stock Units

Unless otherwise addressed under the Executive Severance Plan, upon the termination of the Named Executive Officer’s service for any reason, any PSUs that have not been settled will automatically be cancelled and forfeited. The Named Executive Officers do not have an entitlement to any certain treatment with respect to their PSUs in connection with a Change in Control.

Non-Employee Director Compensation

We maintain a director compensation policy pursuant to which each non-employee director will receive an annual cash retainer of $90,000, payable in quarterly installments in advance. In addition, each non-employee director who serves as the non-employee chair of the Board or as a member or chair of a committee will receive additional retainers, payable in quarterly installments in advance, as set forth below:

Position	Annual Retainer ($)
Non-Employee Chair of the Board:	20,000
Audit Committee Chair:	10,000
Audit Committee Member:	5,000
Compensation Committee Chair:	7,500
Compensation Committee Member:	6,000
Nominating and Corporate Governance Committee Chair:	5,000
Nominating and Corporate Governance Committee Member:	4,000

In addition to the cash retainers set forth above, under the director compensation policy, each non-employee director will receive an annual award of RSUs pursuant to the Plan with respect to a number of shares of our common stock with a grant date fair value equal to approximately $130,000. Such RSU awards will fully vest on the first anniversary of the grant date, subject to the director’s continued service through such date, and will accelerate vesting so as to become fully vested immediately prior to a Change of Control (as defined in the Plan and as described in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Restricted Stock Units” above).

The following table presents the total compensation for each person who served as a non-employee member of BigBear’s Board during fiscal year 2024. Other than as set forth in the table and described more fully below, BigBear.ai did not pay any compensation, reimburse any expense, other than ordinary and customary travel expenses for board meeting attendance, or make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board in 2024.

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)		Total ($)
Pamela Braden	$—	$122,095	(4)	$122,095
Peter Cannito	—	122,095	(4)	122,095
Dr. Raluca Dinu (4)	—	—		—
Paul Fulchino	—	122,095	(4)	122,095
Jeffrey Hart (1)	—	122,095	(4)	122,095
Dorothy D. Hayes	100,000	122,095		222,095
Dr. Avi Katz (4)	216,000	—		216,000
Kirk Konert (1)	—	122,095	(4)	122,095
Sean Battle	47,000	122,095		169,095

(1)	Pursuant to assignment agreements, Messrs. Hart and Konert have transferred all of their beneficial interests in their RSUs to AE Industrial Partners, LP.

(2)	The amounts in this column represent the portion of quarterly fees earned for board service in the 2024 fiscal year.

(3)
In accordance with the director compensation policy, each non-employee director is entitled to receive an annual award of RSUs pursuant to the Plan with respect to a number of shares of our common stock with a grant date fair value equal to approximately $130,000. Pursuant to the Plan, each director received a grant on September 4, 2024 of 87,838 RSUs. The grant date fair value of each award was $122,095 and the awards will vest on June 4, 2025, subject to director’s continued service on the Board.

(4)	Dr. Raluca Dinu and Dr. Avi Katz resigned as members of our board of directors, effective March 27, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, a Related Party Committee comprised of members of the board of directors who are disinterested and not related parties of the transaction under consideration is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, the Related Party Committee considered the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Company’s Related Party Committee to take the following considerations into account, among other factors it deems appropriate:

•whether the transaction was undertaken in the ordinary course of business of the Company;
•whether the Related Party transaction was initiated by the Company or the related party;
•the availability of other sources of comparable products or services;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to the Company of, the related party transaction;
•the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
•the related party’s interest in the related party transaction; and
•any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Related Party Committee determines in good faith. In addition, under our Code of Conduct and Ethics, which have been adopted, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Under our Related Party Transactions Policy, any related party transaction with AE Industrial Operating Partners, LLC, AE Industrial Partners, LP, Redwire Space, Inc., Edge Autonomy and/or any of their respective subsidiaries that is contemplated by the Amended and Restated Consulting Agreement, Teaming Agreement, Affiliate MOUs or otherwise contemplated by the disclosure in the Company’s proxy statement on Schedule 14A relating to the business combination are pre-approved. All of the transactions described above were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by the applicable board of directors considering similar factors to those described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our common stock, as of April 28, 2025 for:
•each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•each of our directors and named executive officers; and
•all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. The beneficial ownership of our Common Stock is based on 291,188,805 shares of Common Stock issued and outstanding as of April 28, 2025.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
AE Industrial Partners(1)……………………………………………….	175,676	*
Sean Battle(2) ………………………………………………	137,838	*
Pamela Braden(2) ………………………………………………	545,005	*
Peter Cannito(2) ……………………………………………	397,262	*
Paul Fulchino(2) ……………………………………………	347,530	*
Jeffrey Hart(2) ………………………………………………	—	*
Dorothy D. Hayes(2).……………………………………………….	281,239	*
Kirk Konert(2) ……………………………………………	—	*
Kevin McAleenan(2) ……………………………………………	122,235	*
Julie Peffer(2) ……………………………………………	538,993	*
Carolyn Blankenship(2)	377,542	*
Ted Tanner(2) ……………………………………………	404,570	*
All directors and executive officers as a group (12 individuals)	3,327,890	1.1%

*	Less than one percent.

(1)
BBAI Ultimate Holdings, LLC, AE BBAI Aggregator, LP and Pangiam Ultimate Holdings, LLC are controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively, the “AE Partners Funds”). The general partner of the BBAI Ultimate Holdings, LLC is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AE BBRED GP, LLC is the general partner of AE BBAI Aggregator, LP which the AE Partners Funds hold all interests in. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Industrial Partners. Each of the entities and individuals named above disclaims beneficial ownership of the BigBear.ai securities held of record by BBAI Ultimate Holdings, LLC, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 6700 Broken Sound Pkwy NW, Boca Raton, FL 33487.

(2)	The business address for this person is 7950 Jones Branch Drive, 1st Floor North Tower, McLean, Virginia 22102.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information as of December 31, 2024 about equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2021 Long-Term Incentive Plan	20,127,859	$2.12	9,029,262	(2) (3)
2021 Employee Stock Purchase Plan	—	N/A	3,316,677	(4)
Equity compensation plans not approved by stockholders:	N/A	N/A	N/A
Total	20,127,859	$2.12	12,345,939

(1)	The weighted-average exercise price does not include RSUs or PSUs, as there is no weighted-average exercise price associated with these awards.

(2)	The amount does not reflect shares issuable with respect to PSUs or RSUs, which were 2,368,007 units and 13,829,252 units, respectively, as of December 31, 2024.

(3)	The number of shares that may be granted under the Long-Term Incentive Plan are subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending and including January 1, 2031, equal to the lesser of (a) 5 % of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board.

(4)
The number of shares that may be granted under the Employee Stock Purchase Plan (the “ESPP”) are subject to an annual increase on the first day of each calendar year beginning January 1, 2022 and ending and including January 1, 2031, equal to the lesser of (a) 1 % of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by the Board. No more than 20 million shares may be issued in total under the ESPP.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2024 the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except that, Amanda Long, Julie Peffer, Carolyn Blankenship, and Sean Ricker did not include one transaction on a Form 4 within the two business day requirement relating to one transaction due to an administrative error and such late filings were submitted on July 2, 2024. Additionally, AE Industrial Partners did not file a Form 4 within the two business day requirement for one transaction on March 8, 2024 and such late filing was submitted on March 13, 2024.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2025. Services provided to the Company and its subsidiaries by Grant Thornton LLP for the year ended December 31, 2024 are described below and under the heading “Audit Committee Report” beginning on page 41 of this proxy statement.
Fees and Services Rendered by Independent Registered Public Accounting Firms

Services provided to the Company and its subsidiaries by Grant Thornton LLP for the years ended December 31, 2024 and 2023 are described below.

	Grant Thornton LLP
	2024	2023
Audit Fees (1)	$1,048,928	$852,501

(1)     Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements for the year ended December 31, 2024 and December 31, 2023, as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including comfort letters as well as registration statements and related consents.

In considering the nature of the services provided by the independent registered public accounting firms, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firms and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by Grant Thornton LLP. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If the Company’s stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may replace Grant Thornton LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Grant Thornton LLP, our independent registered public accounting firm for 2024, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2024 with management and with Grant Thornton LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2024.

The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report for the year ended December 31, 2023 for filing with the SEC.

Audit Committee:

Dorothy D. Hayes, Chair
Pamela Braden
Paul Fulchino

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available under the SEC Filing headings on the Investor Relations page of our website at https://ir.bigbear.ai/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
A paper copy of the Annual Report on Form 10-K including financial statements and financial statement schedules, but without exhibits, is also available without charge to shareholders upon written request to: Carolyn Blankenship, General Counsel and Secretary at 7950 Jones Branch Drive, First Floor, North Tower, McLean, Virginia 22102. Copies of any exhibit will be forwarded upon written request, subject to a reasonable charge for copying and mailing.

COST OF PROXY SOLICITATION
Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Morrow Sodali LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for a fee of $15,000 plus expenses for these services. We also agreed to indemnify Morrow Sodali against liabilities and expenses arising in connection with the proxy solicitation unless caused by the firm’s intentional misconduct. We understand that approximately two or three employees of Morrow Sodali will provide these services. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

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June 1, 2025
INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/bigbearai/2025

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

The Board of Directors recommends you vote					The Board of Directors recommends you vote
FOR each of the director nominees below:					FOR Proposal 2.

1.	Election of Class I Directors				2.	To ratify the appointment of Grant Thornton LLP	For	Against	Abstain
	Nominees					as the Company’s independent registered public	☐	☐	☐
accounting firm for the year ending December 31,
		For All	Withhold All	For All Except		2025.
01)	Sean Battle	☐	☐	☐
02)	Paul Fulchino
03)	Dorothy D. Hayes
NOTE: To transact other business as may properly come before the meeting or any adjournment or postponement thereof.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the
nominee(s) on the line below.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTROL NUMBER

Signature__________________________ Signature, if held jointly______________________ Date___________2025.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Annual Report on Form 10-K and
Proxy Statement are available at:
https://www.cstproxy.com/bigbearai/2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

BIGBEAR.AI HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 2, 2025 at 12:00 p.m. ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholders(s) hereby appoint(s) Peter Cannito and Carolyn Blankenship, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIGBEAR.AI HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. ET on June 2, 2025, at https://www.cstproxy.com/bigbearai/2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING THAT ARE NOT SPECIFICALLY SET FORTH ON THE PROXY CARD AND IN THE PROXY STATEMENT, THE PROXIES WILL VOTE IN THEIR DISCRETION.

PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSALS.

Continued and to be signed on reverse side